UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2005

HICKORY TECH CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-13721	41-1524393
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

221 East Hickory Street, P.O. Box 3248, Mankato, MN		56002-3248
(Address of principal executive offices)		(Zip Code)

(800) 326-5789
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

On May 12, 2005, R. Wynn Kearney, a director of HickoryTech Corporation established a 10b5-1 plan to sell up to an aggregate of 14,020 shares of the Company’s common stock. Mr. Kearney’s plan is effective May 12, 2005, and will continue until the shares are sold under the specific conditions of the sales plan.   Mr. Kearney has delegated all authority to sell shares under the plan to professional agents who will comply with applicable securities laws when making sales under the plan.  Following completion of the planned sales, and assuming all of the shares subject to the plan are sold, Mr. Kearney will beneficially own approximately 133,000 shares of the Company’s common stock.  Appropriate securities filings reporting the sales will be made with the Securities and Exchange Commission when due.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 13, 2005

HICKORY TECH CORPORATION

	By:	/s/ John E. Duffy
Name: John E. Duffy
Title: Chief Executive Officer

	By:	/s/ David A. Christensen
Name: David A. Christensen
Title: Chief Financial Officer